EXHIBIT 10.2

STANDARD OFFICE LEASE - GROSS

AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

1.	Basic Lease Provisions (“Basic Lease Provision”)

1.1	Parties: This Lease, dated, for reference purposes only September 20, 2012 is made by and between Bayland Corporation, a California Corporation (herein called “Lessor”) and Inphi Corporation, a Delaware Corporation, doing business under the name of Inphi Corporation (“Lessee”).

1.2

Premises: Suite Number(s) 300 and 301 on the 3rd floor consisting of approximately28,957 rentable square feet, more or less, as defined in paragraph 2 and as shown on Exhibit “A” hereto (the “Premises”).

1.3	Building: Commonly described as being located at 2953 Bunker Hill Lane in the City of Santa Clara County of Santa Clara State of California, as described in paragraph 2.

1.4	Use: subject to paragraph 6. General Office, research & development, engineering labs and all other legally related uses.

1.5 Term: Sixty-Three (63) months commencing the later of (a) December 15, 2012 or, (b) upon substantial completion of Lessor’s Work (as defined in the Work Letter) (“Commencement Date”) and ending on the last day of the month following the sixty-three (63)-month period, as defined in paragraph 3. Lessee will have a minimum of ten (10) days preceding the Commencement Date for the purpose of preparing the Premises for Lessee’s occupancy. Lessee shall not be charged rent during this early access period.

1.6 Base Rent: Fifty Thousand Six Hundred Seventy-Four and 75/100 Dollars ($50,674.75) per month, payable on the 1st day of each month, per paragraph 4.1.

1.7	Base Rent Increase: The monthly Base Rent payable under paragraph 1.6 above shall be adjusted as follows:

Month 01	$ 0.00 per month, fully serviced
Month 02	$50,674.75 per month, fully serviced
Month 03	$ 0.00 per month, fully serviced
Month 04	$50,674.75 per month, fully serviced
Month 05	$ 0.00 per month, fully serviced
Month 06-15	$50,674.75 per month, fully serviced
Month 16-27	$52,122.60 per month, fully serviced
Month 28-39	$53,570.45 per month, fully serviced
Month 40-51	$55,018.30 per month, fully serviced
Month 52-63	$56,466.15 per month, fully serviced

1.8 Rent Paid Upon Execution: Fifty Thousand Six Hundred Seventy-Four and 75/100 Dollars ($50,674.75) for Second Month’s Base Rent.

1.9 Security Deposit: Fifty Six Thousand Four Hundred Sixty-Six and 15/100 Dollars ($56,466.15).

1.10 Lessee’s Share of Operating Expense Increase: 24.71% as defined in paragraph 4.2.

1.11 Base Year: 2013.

2.	Premises, Parking and Common Areas.

2.1 Premises: The Premises are a portion of a building, herein sometimes referred to as the “Building” identified in paragraph 1.3 of the Basic Lease Provisions. “Building” shall include adjacent parking structures used in connection therewith. The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon or thereunder, are herein collectively referred to as the “Office Building Project”. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, the real property referred to in the Basic Lease Provisions, paragraph 1.2 and outlined on the Floor Plan attached hereto and marked as Exhibit A, as the “Premises”, including rights to the Common Areas as hereinafter specified.

2.2 Vehicle Parking: Subject to the rules and regulations attached hereto, and as established by Lessor from time to time, Lessee shall be entitled to rent and use 116 parking spaces in the Office Building Project.

2.2.1 If Lessee commits, permits or allows any of the prohibited activities described in the Lease or the rules then in effect, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.2.2 There will be no additional charge for such parking rights during the Term or any extension term.

2.3 Common Areas - Definitions. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Office Building Project that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and of other lessees of the Office Building Project and their respective employees, suppliers, shippers, customers and invitees, including but not limited to common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, escalators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls.

2.4 Common Areas - Rules and Regulations. Lessee agrees to abide by and conform to the rules and regulations attached hereto as Exhibit B with respect to the Office Building Project and Common Areas, and to cause its employees, suppliers, shippers, customers and invitees to so abide and conform. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to modify, amend and enforce said rules and regulations. Lessor shall not be responsible to Lessee for the noncompliance with said rules and regulations by other lessees, their agents, employees and invitees of the Office Building Project.

2.5 Common Areas - Changes. Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a) To make changes to the Building interior and exterior and Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways; provided, however, Lessor shall at all time provide the parking facilities required by applicable law;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To designate other land and improvement outside the boundaries of the Office Building Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Office Building Project;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Office Building Project, or any portion thereof;

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(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Office Building Project as Lessor may, in the exercise of sound business judgment deem to be appropriate.

Lessor shall not adversely affect Lessee’s occupancy of or access to the Premises in connection with Lessor’s changes and activities under this Paragraph 2.5.

3.	Term.

3.1 Term. The Term and Commencement Date of this Lease shall be as specified in paragraph 1.5 of the Basic Lease Provisions.

3.2 Delay in Possession. If for any reason Lessor cannot deliver possession of the Premises to Lessee on the target commencement date of December 15, 2012, and subject to paragraph 3.2.2, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of the Lease or the obligations of Lessee hereunder or extend the term hereof; but, in such case, Lessee shall not be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Lessee, as hereinafter defined; provided, however, that if Lessor shall not have delivered possession of the Premises by February 15, 2013 (“Outside Delivery Date”), as the same may be extended under the terms of a Work Letter executed by Lessor and Lessee, Lessee may, at Lessee’s option, by notice in writing to Lessor within ten (10) business days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; and provided further, that if such written notice by Lessee is not received by Lessor within said ten (10)-business day period, Lessee’s right to cancel this Lease hereunder shall terminate and be of no further force or effect.

3.2.1 Possession Tendered - Defined. Possession of the premises shall be deemed tendered to Lessee (“Tender of Possession”) when (1) the improvements to be provided by Lessor under this Lease are substantially completed, (2) the Building utilities are ready for use in the Premises, (3) Lessee has reasonable access to the Premises, and (4) ten (10) days shall have expired following advance written notice to Lessee of the occurrence of the matters described in (1), (2) and (3), above of this paragraph 3.2.1.

3.2.2 Delay Caused by Lessee. There shall be no abatement of rent, and the Outside Delivery Date from and after which Lessee’s right to cancel this Lease accrues under paragraph 3.2 shall be deemed extended, to the extent of any delays caused by acts of Lessee, Lessee’s agents, employees and contractors.

3.3 Early Possession. If Lessee occupies the Premises prior to said Commencement Date for the purpose of conducting business, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the termination date, and Lessee shall pay rent for such occupancy. Notwithstanding the foregoing, Lessee shall have the right to occupy, and conduct business in, that certain portion of the Premises identified as “existing lab” in Exhibit A (the “Lab Space”) prior to the Commencement Date, as soon as such occupancy is possible without interfering with Lessor’s construction of Lessor’s Work, and all of the terms and conditions of this Lease shall apply to such early occupancy; provided, however, Lessee shall not pay any rent during such period of early occupancy of the Lab Space. Lessee shall not interfere with the construction of Lessor’s Work during such early occupancy of the Lab Space or cause any delay in the construction of Lessor’s Work, and any such delay shall extend the date by which Lessor is required to deliver the Premises and the Outside Delivery Date. Lessee shall be solely responsible for any losses or damages caused by such early occupancy of the Lab Space.

4.	Rent.

4.1 Base Rent. Subject to adjustment as provided in paragraph 1.7, and except as may be otherwise expressly provided in this Lease, Lessee shall pay to Lessor the Base Rent for the Premises set forth in paragraph 1.6 of the Basic Lease Provisions. Rent for any period during the term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein to such other persons or at such other places as Lessor may designate in writing.

4.2 Operating Expense Increase. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share, as hereinafter defined, of the amount by which all Operating Expenses, as hereinafter defined, for each Comparison year exceeds the amount of all Operating Expenses for the Base Year, such excess being hereinafter referred to as the “Operating Expense Increase”, in accordance with the following provisions:

(a) “Lessee’s Share” is defined, for purposes of this Lease, as the percentage set forth in paragraph 1.10 of the Basic Lease Provisions, which percentage has been determined by dividing the approximate square footage of the Premises by the total approximate square footage of the rentable space contained in the Office Building Project. It is understood and agreed that the square footage figures set forth in the Basic Lease Provisions are approximations which Lessor and Lessee agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Office Building Project.

(b) “Base Year” is defined as the calendar year in which the Lease commences or as more specifically defined in paragraph 1.11.

(c) “Comparison Year” is defined as each calendar year during the term of this Lease subsequent to the Base Year; provided, however, Lessee shall have no obligation to pay a share of the Operating Expense Increase applicable to the first twelve (12) months of the Lease Term (other than such as are mandated by a governmental authority, as to which government mandated expenses Lessee shall pay Lessee’s Share, notwithstanding they occur during the first twelve (12) months). Lessee’s Share of the Operating Expense Increase for the first and last Comparison Years of the Lease Term shall be prorated according to that portion of such Comparison Year as to which Lessee is responsible for a share of such increase.

(d) “Operating Expenses” is defined, for purposes of this Lease, to include all costs, if any incurred by Lessor in the exercise of its reasonable discretion, as determined by standard accounting practices and calculated assuming a 95% building occupancy, for:

(i) The operation, repair, maintenance, and replacement, in neat, clean, safe, good order and condition, of the Office Building Project, including but not limited to, the following:

(aa) The Common Areas, including their surfaces, coverings, decorative items, carpets, drapes and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, building exteriors and roofs, fences and gates;

(bb) All heating, air conditioning, plumbing, electrical systems, life safety equipment, telecommunication and other equipment used in common by, or for the benefit of, lessees or occupants of the Office Building Project, including elevators and escalators, Lessee directories, fire detection systems including sprinkler system maintenance and repair.

(ii) Trash disposal, janitorial and security services;

(iii) Any other service to be provided by Lessor that is elsewhere in this Lease stated to be an “Operating Expense”;

(iv) The cost of the premiums for the liability and property insurance policies to be maintained by Lessor under paragraph 8 hereof;

(v) The amount of the real property taxes to be paid by Lessor under paragraph 10.1 hereof;

(vi) The cost of water, sewer, gas, electricity, and other publicly mandated services to the Office Building Project;

(vii) Labor, salaries and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Office Building Project and accounting and a management fee attributable to the operation of the Office Building Project;

(viii) Replacing and/or adding improvements mandated by any governmental agency and any repairs or removals necessitated thereby amortized over its useful life according to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then reasonable in the judgment of Lessor’s accountants);

(ix) Replacements of equipment or improvements that have a useful life for depreciation purposes according to Federal income tax guidelines of seven (7) years or less, as amortized over such life.

(x) Amortization of capital improvements made to the Project by Lessor which are designed to improve the operating efficiency of the Project.

(e) Operating Expenses shall not include the costs of replacements of equipment or improvements that have a useful life for Federal income tax purposes in excess of seven (7) years unless it is of the type described in paragraph 4.2(d)(viii) and 4.2(d)(x), in which case their cost shall be included as above provided.

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(f) Operating Expenses shall not include any expenses paid by any lessee directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other Lessee, or by insurance proceeds. Notwithstanding anything to the contrary in the definition of Operating Expenses and Taxes set forth in this Lease, Operating Expenses shall not include the following, except to the extent specifically permitted by a specific exception to the following:

(i) Any ground lease rental;

(ii) Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital item (“Capital Item”) (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services);

(iii) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenants’ or other occupants’ improvements in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

(iv) Depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Lessor to enable Lessor to supply services Lessor might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

(v) Marketing costs including, without limitation, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(vi) Expenses in connection with services or other benefits which are not offered to Lessee or for which Lessee is charged for directly but which are provided to another tenant or occupant of the Building;

(vii) Costs incurred by Lessor due to the violation by Lessor or any tenant of the terms and conditions of any lease of space in the Building or the Office Building Project;

(viii) Overhead and profit increment paid to Lessor or to subsidiaries or affiliates of Lessor for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(ix) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Office Building Project;

(xii) Lessor’s general corporate overhead and general and administrative expenses, to the extent that they are not related to the Building or the Project;

(xiii) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Lessor or in the parking garage of the Building or wherever Lessee is granted its parking privileges and/or all fees paid to any parking facility operator (on or off Office Building Project);

(xiv) Rentals and other related expenses incurred in leasing HVAC systems, elevators or other equipment ordinarily considered to be Capital Items, except for (1) expenses in connection with making minor repairs on or keeping Building Systems in operation while minor repairs are being made, and (2) costs of equipment not affixed to the Building which is used in providing janitorial or similar services;

(xv) Advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants’ signs;

(xvi) The cost of any electric power used by any tenant in the Building in excess of the Building-standard amount, or electric power costs for which any tenant directly contracts with the local public service company or of which any tenant is separately metered or submetered and pays Lessor directly; provided, however, that if any tenant in the Building contracts directly for electric power service or is separately metered or submetered during any portion of the relevant period, the total electric power costs for the Building shall be “grossed up” to reflect what those costs would have been had each tenant in the Building used the Building-standard amount of electric power;

(xvii) Services and utilities provided, taxes attributable to, and costs incurred in connection with the operation of the retail and restaurant operations in the Building, except to the extent the square footage of such operations are included in the rentable square feet of the Building and do not exceed the services, utility and tax costs which would have been incurred had the retail and/or restaurant space been used for general office purposes;

(xviii) Costs incurred in connection with upgrading the Building to comply with disability, life, fire and safety codes, ordinances, statutes, or other laws in effect prior to the Commencement Date, including, without limitation, the ADA, including penalties or damages incurred due to such non-compliance;

(xix) Tax penalties incurred as a result of Lessor’s negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due;

(xx) Costs for which Lessor has been compensated by a management fee, and any overall management fees in excess of those overall management fees which are normally and customarily charged by comparable landlords of Comparable Buildings (as defined below);

(xxi) Costs arising from the negligence or fault of other tenants or Lessor or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Lessor or its agents including, without limitation, the selection of Building materials;

(xxii) Notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, any and all costs arising from the presence of hazardous materials or substances (as defined by Applicable Laws in effect on the date the Lease is executed) in or about the Premises, the Building or the Office Building Project (including, without limitation, hazardous substances in the ground water or soil), not placed in the Premises, the Building or the Office Building Project by Lessee);

(xxiii) Costs arising from Lessor’s charitable or political contributions;

(xxiv) Costs arising from latent defects in the base, shell or core of the Building or improvements installed by Lessor or repair thereof;

(xxv) Costs arising from any voluntary special assessment on the Building or the Office Building Project by any transit district authority or any other governmental entity having the authority to impose such assessment;

(xxvi) Costs for sculpture, paintings or other objects of art, except for replacements of existing art;

(xxvii) Costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Lessor and/or the Building and/or the Office Building Project;

(xxviii) Costs associated with the operation of the business of the partnership or entity which constitutes Lessor as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Lessee may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Lessor’s interest in the Building, costs of any disputes between Lessor and its employees (if any) not engaged in Building operation, disputes of Lessor with Building management, or outside fees paid in connection with disputes with other tenants;

(xxix) Costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Building;

(xxx) Any expenses incurred by Lessor for use of any portions of the Building to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing Building services, such as lighting and HVAC to such public portions of the Building in normal Building operations during standard Building hours of operation;

(xxxi) Any entertainment, dining or travel expenses for any purpose;

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(xxxii) Any flowers, gifts, balloons, etc. provided to any entity whatsoever, to include, but not limited to, Lessee, other tenants, employees, vendors, contractors, prospective tenants and agents;

(xxxiii) Any “validated” parking for any entity;

(xxxiv) Any “finders fees”, brokerage commissions, job placement costs or job advertising cost, other than with respect to a receptionist or secretary in the Building office, once per year;

(xxxv) Any “above-standard” cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events and specific tenant requirements in excess of service provided to Lessee, including related trash collection, removal, hauling and dumping;

(xxxvi) The cost of any magazine, newspaper, trade or other subscriptions;

(xxxvii) The cost of any training or incentive programs, other than for tenant life safety information services;

(xxxviii) The cost of any “tenant relations” parties, events or promotion not consented to by an authorized representative of Lessee in writing;

(xxxix) “In-house” legal and/or accounting fees; and

(xxxl) Any other expenses which, in accordance with generally accepted accounting principles, consistently applied, would not normally be treated as Operating Expenses by comparable landlords of Comparable Buildings.

(g) Lessee’s Share of Operating Expense Increase shall be payable by Lessee within ten (10) business days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor’s option, however, an amount may be estimated by Lessor from time to time in advance of Lessee’s Share of the Operating Expense Increase for any Comparison Year, and the same shall be payable monthly or quarterly, as Lessor shall designate, during each Comparison Year of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Lessee pays Lessor’s estimate of Lessee’s Share of Operating Expense Increase as aforesaid, Lessor shall deliver to Lessee within sixty (60) days after the expiration of each Comparison Year a reasonably detailed statement showing Lessee’s Share of the actual Operating Expense Increase incurred during such year. If Lessee fails to give any notice of objection within 180 days following Lessee’s receipt of a final statement, Lessee shall be deemed to have approved such statement and shall not have any audit right pursuant to Paragraph 4.2(h) with respect to such statement. If Lessee’s payments under this paragraph 4.2(g) during said Comparison Year exceed Lessee’s Share as indicated on said statement, Lessee shall be entitled to credit the amount of such overpayment against Lessee’s Share of Operating Expense Increase next falling due. If Lessee’s payments under this paragraph during said Comparison Year were less than Lessee’s Share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) business days after delivery by Lessor to Lessee of said statement. Lessor and Lessee shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last Comparison year for which Lessee is responsible as to Operating Expense Increase, notwithstanding that the Lease term may have terminated before the end of such Comparison Year. In the event that Lessor fails to deliver a final detailed statement of actual expenses for the last year of the Term within six (6) months following the expiration of the Lease, Lessor shall be deemed to have waived its right to recover any underpayments of Operating Expenses from Lessee, and Lessee shall have no obligation to pay such amounts.

(h) In the event of any dispute regarding the amount due as Lessee’s Share of Operating Expense Increase and/or the amount due as Operating Expenses pursuant this Paragraph 4.2, Lessee shall have the right, after reasonable notice and at reasonable times, to inspect and photocopy Lessor’s accounting records at Lessor’s office. If, after such inspection and photocopying, Lessee continues to dispute the amount of Lessee’s Share of Operating Expense Increase, Lessee, or an agent designated by Lessee, shall be entitled to audit and/or review Lessor’s records to determine the proper amount of Lessee’s Share of Operating Expense Increase. If such audit or review reveals that Lessor has overcharged Lessee, then within ten (10) business days after the results of such audit are made available to Lessor, Lessor shall reimburse Lessee the amount of such overcharge. If the audit reveals that Lessee was undercharged, then within five (5) business days after the results of the audit are made available to Lessee, Lessee shall reimburse Lessor the amount of such undercharge plus interest thereon at the Interest Rate. If Lessor desires to contest such audit results, Lessor may do so by submitting the results of the audit to arbitration within ten (10) business days of receipt of the results of the audit, and the arbitration shall be final and binding upon Lessor and Lessee. Lessee agrees to pay the cost of such audit, provided that if the audit reveals that Lessor’s determination of Lessee’s Pro Rata Share of Common Area Costs as set forth in any detailed statement of actual expenses sent to Lessee was in error in Lessor’s favor by more than five percent (5%), Lessor shall pay the cost of such audit.

4.3 Rent Increase. At the times set forth in paragraph 1.7 of the Basic Lease Provisions, the monthly Base Rent payable under paragraph 4.1 of this Lease shall be adjusted.

5. Security Deposit. Lessee shall deposit with Lessor, upon receipt of the Termination Agreement (as defined below), the security deposit set forth in paragraph 1.9 of the Basic Lease Provisions as security for Lessee’s faithful performance of Lessee’s obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default for the payment of any other sum to which Lessor may become obligated by reason of Lessee’s default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount then required of Lessee. Lessee’s failure to do so shall, at Lessor’s option, be a material breach of this Lease. Lessor shall not be required to keep said security deposit separate from its general accounts. The security deposit, or so much thereof as has not heretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor’s option, to the last assignee, if any of Lessee’s interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.

6.	Use.

6.1 Use. The Premises shall be used and occupied only for the purpose set forth in paragraph 1.4 of the Basic Lease Provisions or any other use which is reasonably comparable to that use and for no other purpose.

6.2 Compliance with Law.

(a) Lessor warrants to Lessee that the Premises, in the state existing on the date that the Lease term commences, but without regard to alterations or improvements made by Lessee or the use for which Lessee will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such Lease term Commencement Date. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after written notice from Lessee, to promptly, at Lessor’s sole cost and expense, rectify any such violation.

(b) Except as provided in paragraph 6.2(a) Lessee shall, at Lessee’s expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Lessee of the Premises. Lessee shall conduct its business in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Office Building Project.

6.3 Conditions of Premises. (See Paragraph 53)

(a) Lessor shall deliver the Premises to Lessee in a clean condition on the Lease Commencement Date (unless Lessee is already in possession) and Lessor warrants to Lessee that the plumbing, lighting, air conditioning, and heating system in the Premises shall be in good operating condition. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, to promptly, at Lessor’s sole cost, rectify such violation.

(b) Except as otherwise provided in this Lease, Lessee hereby accepts the Premises and the Office Building Project in their condition existing as of the Lease Commencement Date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any easements, covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and that neither Lessor nor Lessor’s agent(s) has made any representation or warranty as to the present or future suitability of the Premises, Common Areas, or Office Building Project for the conduct of Lessee’s business.

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6.4 Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substances” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, which requires, or may hereafter require, notification, investigation or remediation under any Laws or which is now or hereafter defined, listed or regulated by any governmental authority as a “hazardous waste”, “extremely hazardous waste”, “solid waste”, “toxic substance”, “hazardous substance”, “hazardous material” or “regulated substance”, or otherwise regulated under any Applicable Requirements. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Lessee shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express written consent of Lessor and compliance shall comply in a timely manner (at Lessee’s sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3) relating to Lessee’s use of Hazardous Substances on the premises. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Laws require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor’s prior consent, but upon notice to Lessor and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Lessee upon Lessee’s giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the premises and the Office Building Project against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Lessor’s option, removal on or before Lease expiration or earlier termination) of reasonable necessary protective modifications to the Premises (such as concrete encasements)and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises or the Building, other than as previously consented to by Lessor, Lessee shall promptly give Lessor written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system.) Notwithstanding the foregoing, Lessee shall have no obligation to monitor, report or prevent the migration of Hazardous Substances from neighboring properties to the Premises or the Building.

(c) Indemnification. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and reasonable attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the premises by or for Lessee or by anyone under Lessee’s control. Lessee’s obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination created or caused by Lessee, and the cost of investigation (including consultant’s and attorney’s fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. Lessor shall indemnify, protect, defend and hold Lessee, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and reasonable attorneys’ and consultants’ fees arising out of or involving (i) any Hazardous Substance caused by Lessor’s gross negligence or willful misconduct, or (ii) any Hazardous Substance in existence as of the Commencement Date. Lessor’s obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person or property created or caused by Lessor, and the cost of investigation (including consultant’s and attorney’s fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release each party from its respective obligations under this Lease with respect to Hazardous Substances.

(d) Lessor Responsibilities. Lessor shall comply with all applicable laws and regulations governing Hazardous Substances.

7.	Maintenance, Repairs, Alterations and Common Area Services.

         7.1 Lessor’s Obligations. Lessor shall keep the Office Building Project, including the Premises, interior and exterior walls, roof, and common areas, and the equipment whether used exclusively for the Premises or in common with other premises, in good condition and repair; provided, however, Lessor shall not be obligated to paint, repair or replace wall coverings, or to repair or replace any improvements that are not ordinarily a part of the Building or are above then Building standards. Except as provided in paragraph 9.5, there shall be no abatement of rent or liability of Lessee on account of any injury or interference with Lessee’s business with respect to any improvements, alterations or repairs made by Lessor to the Office Building Project or any part thereof, Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor’s expense or to terminate this Lease because of Lessor’s failure to keep the Premises in good order, condition and repair.

7.2 Lessee’s Obligations.

(a) Notwithstanding Lessor’s obligation to keep the Premises in good condition and repair, Lessee shall be responsible for payment of the cost thereof to Lessor as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Lessee or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear or casualty. Lessee shall be responsible for the cost of painting, repairing or replacing wall coverings, and to repair or replace any Premises improvements that are not ordinarily a part of the Building or that are above then Building standards. Lessor may, at its option, upon reasonable notice, elect to have Lessee perform any particular such maintenance or repairs the cost of which is otherwise Lessee’s responsibility hereunder.

(b) On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in substantially the same condition as received, ordinary wear and tear and casualty excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Lessee. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee’s trade fixtures, alterations, furnishings and equipment. Except as otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting, fixtures, air conditioning, window coverings, wall coverings, carpets, wall paneling, ceiling and plumbing on the Premises and in good operating condition.

7.3 Alterations and Additions.

(a) Lessee shall not, without Lessor’s prior written consent make any alterations, improvements, additions, Utility Installations or repairs in, on or about the Premises, or the Office Building Project. As used in this paragraph 7.3 the term “Utility Installation” shall mean carpeting, window and wall coverings, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing, and telephone and telecommunication wiring and equipment. At the expiration of the term, Lessor may require the removal of any or all said alterations, improvements, additions or Utility Installations, and the restoration of the Premises and the Office Building Project to their prior condition, at Lessee’s expense. Should Lessor permit Lessee to make its own alterations, improvements, additions or Utility Installations, Lessee shall use only such contractor as has been expressly approved by Lessor, and Lessor may require Lessee to provide Lessor, at Lessee’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated costs of such improvements, to insure Lessor against any liability for mechanic’s and materialmen’s liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, or use a contractor not expressly approved by Lessor, Lessor may, at any time during the term of this Lease, require that Lessee remove any part or all of the same.

(b) Any alterations, improvements, additions or Utility Installations in or about the Premises or the Office Building Project that Lessee shall desire to make shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent to

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Lessee’s making such alteration, improvement, addition or Utility Installation, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from the applicable governmental agencies, furnishing a copy thereof to Lessor prior to the commencement of the work, and compliance by Lessee with all conditions of said permit in a prompt and expeditious manner.

(c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises, the Building or the Office Building Project, or any interest therein. At Lessor’s option, such payment shall be made directly to the contractor performing such work. An administration fee equal to three percent (3%) of the total cost of Lessee’s charges may be added for Lessor’s reasonable overhead. Lessor shall not charge any administration fee for the initial tenant improvements, including Lessee’s alternate costs as reflected in Gidel & Kocal Bid dated 08/14/12 as Exhibit C1; provided, however, in no event shall any administration fee be charged for minor, cosmetic improvements or any improvements that cost less than $25,000.00.

(d) Lessee shall give Lessor not less than ten (10) days notice prior to the commencement of any work in the Premises by Lessee, and Lessor shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, the Building or the Office Building Project, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises, the Building and the Office Building Project free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor’s reasonable attorneys fees and costs in participating in such action if Lessor shall decide it is to Lessor’s best interest so to do.

(e) All alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made to the Premises by Lessee, including but not limited to, floor coverings, panelings, doors, drapes, built-ins, moldings, sound attenuation, and lighting and telephone or communication systems, conduit, wiring and outlets, shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Lessor requires their removal pursuant to paragraph 7.3(a). Provided Lessee is not in default, not withstanding the provisions of this paragraph 7.3(e), Lessee’s personal property and equipment, other than that, which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Building, and other than Utility Installations, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of paragraph 7.2.

(f) Lessee shall provide Lessor with as-built plans and specifications for any alterations, improvements, additions or Utility Installations.

(g) Lessee may make nonstructural alterations to the interior of the Premises costing less than Twenty-Five Thousand and No/100ths Dollars ($25,000.00) per occurrence without obtaining prior written consent of Lessor, however, said alterations shall not involve the building systems (including HVAC and electrical systems). Lessor shall have the right to approve Lessee’s contractor, which approval shall not be unreasonably withheld, conditioned or delayed by Lessor. All alterations, whether or not they require Lessor’s approval, must conform to current building codes and be permitted by the City of Santa Clara municipal building department. Lessor shall elect in writing, at the time of Lessee’s request, to either require Lessee to remove the proposed alterations, additions or changes or to allow Lessee to surrender the proposed alterations, additions or changes upon expiration or earlier termination of the term of the Lease. In the event that Lessor fails to make any election concurrently with its approval of any alterations, Lessor shall be deemed to have waived its right to require removal thereof at the expiration of the Lease.

7.4 Utility Additions. Lessor reserves the right to install new or additional utility facilities throughout the Office Building Project for the benefit of Lessor or Lessee, or any other lessee of the Office Building Project, including, but not by way of limitation, such utilities as plumbing, electrical systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee’s use of the Premises.

8.	Insurance; Indemnity.

8.1 Liability Insurance - Lessee. Lessee shall, at Lessee’s expense, obtain and keep in force during the term of this Lease a policy of Comprehensive General Liability insurance utilizing an Insurance Services Office standard form with Broad Form General Liability Endorsement (GL0404), or equivalent, in an amount of not less than $1,000,000.00 per occurrence of bodily injury and property damage combined and shall insure Lessee with Lessor as an additional insured against liability arising out of the use, occupancy or maintenance of the Premises. Compliance with the above requirement shall not, however, limit the liability of Lessee hereunder. All such insurance policies shall name Lessor as a named insured thereunder.

8.2 Liability Insurance - Lessor. Lessor shall obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Broad Form Property Damage Insurance, plus coverage against such other risks Lessor deems advisable from time to time, insuring Lessor, but not Lessee, against liability arising out of the ownership, use, occupancy or maintenance of the Office Building Project in an amount not less than $5,000,000.00 per occurrence.

8.3 Property Insurance - Lessee. Lessee shall, at Lessee’s expense, obtain and keep in force during the term of this Lease for the benefit of Lessee, replacement cost fire and extended coverage insurance, with vandalism and malicious mischief, sprinkler leakage and earthquake sprinkler leakage endorsements, in an amount sufficient to cover not less than 100% of the full replacement cost, as the same may exist from time to time, of all Lessee’s personal property, fixtures, equipment and Lessee improvements installed by Lessee after the Commencement Date.

8.4 Property Insurance - Lessor. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Office Building Project improvements, but not Lessee’s personal property, fixtures, equipment or Lessee improvements, in the amount of the full replacement cost thereof, as the same may exist from time to time, utilizing Insurance Services Office standard form, or equivalent, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, plate glass, and such other perils as Lessor deems advisable or may be required by a lender having a lien on the Office Building Project. In addition, Lessor shall obtain and keep in force, during the term of this Lease, a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all Operating Expenses for said period. Lessee will not be named in any such policies carried by Lessor and shall have no right to any proceeds therefrom. The policies required by these paragraphs 8.2 and 8.4 shall contain such deductibles as Lessor or the aforesaid lender may reasonably determine. In the event that the Premises shall suffer an insured loss as defined in paragraph 9.1(f) hereof, the deductible amounts under the applicable insurance policies shall be deemed an Operating Expense. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies carried by Lessor. Lessee shall pay the entirety of any increase in the property insurance premium for the Office Building Project over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Lessor’s insurance carrier as being caused by the nature of Lessee’s occupancy or any act or omission of Lessee.

8.5 Insurance Policies. Lessee shall deliver to Lessor copies of liability insurance policies required under paragraph 8.1 or certificate evidencing the existence and amounts of such insurance within seven (7) days after the Commencement Date of this Lease. No such policy shall be cancelable or subject to reduction of coverage or other modification except after five (5) days prior written notice from Lessee to Lessor. Lessee shall, at least five (5) days prior to the expiration of such policies, notify Lessor of renewals thereof.

8.6 Waiver of Subrogation. Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. All property insurance policies required under this Lease shall be endorsed to so provide.

8.7 Indemnity.

(a) Lessee shall indemnify and hold harmless Lessor and its agents, Lessor’s master or ground lessor, partners and lenders, from and against any and all claims for damage to the person or property of anyone or any entity arising from Lessee’s use of the Office Building Project, or from any activity, work or things done or permitted by Lessee in or about the Premises and shall further indemnify and hold harmless Lessor from and against any and all claims, costs and expenses arising from any breach or default in the performance of any obligation on

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Lessee’s part to be performed under the terms of this Lease, or arising from any act or omission of Lessee, or any of Lessee’s agents, contractors, employees, or invitees, and from and against all costs, attorney’s fees, expenses and liabilities incurred by Lessor as the result of any such use, conduct, activity, work, things done or permitted, breach, default or negligence in or about the Premises, including but not limited to the defense or pursuit of any claim or any action or proceeding involved therein; and in case any action or proceeding be brought against Lessor by reason of any such matter, Lessee upon notice from Lessor shall defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall reasonably cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property of Lessee or injury to persons, in, upon or about the Office Building Project arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor. Notwithstanding the foregoing, in no event shall Lessee’s indemnity obligations or waiver of claims apply to any losses arising out of Lessor’s gross negligence or willful misconduct.

(b) Lessor shall indemnify and hold harmless Lessee and its agents, Lessee’s master or ground lessor, partners and lenders, from and against any and all claims for damage to the person or property of anyone or any entity and from and against all costs, attorney’s fees, expenses and liabilities incurred by Lessee arising from the gross negligence or willful misconduct of Lessor or its agents, including but not limited to the defense or pursuit of any claim or any action or proceeding involved therein; and in case any action or proceeding be brought against Lessee by reason of any such matter, Lessor upon notice from Lessee shall defend the same at Lessor’s expense by counsel reasonably satisfactory to Lessee and Lessee shall reasonably cooperate with Lessor in such defense. Lessee need not have first paid any such claim in order to be so indemnified. Notwithstanding the foregoing, in no event shall Lessor’s indemnity obligations apply to any losses arising out of Lessee’s gross negligence or willful misconduct.

8.8 Exemption of Lessor from Liability. Lessee hereby agrees that except to the extent arising out of Lessor’s gross negligence or willful misconduct, Lessor shall not be liable for injury to Lessee’s business or any loss of income therefrom or for loss of or damage to the goods, wares, merchandise or other property of Lessee, Lessee’s employees, invitees, customers, or any other person in or about the Premises or the Office Building Project, nor shall Lessor be liable for injury to the person of Lessee, Lessee’s employees, agents or contracts, whether such damage or injury is caused by or results from theft, fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Office Building Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Office Building Project, or of the equipment, fixtures or appurtenances applicable thereto, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible, Lessor shall not be liable for any damages arising from any act or neglect of any other lessee, occupant or user of the Office Building Project, nor from the failure of Lessor to enforce the provisions of any other lease of any other lessee of the Office Building Project.

8.9 No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified in this paragraph 8 are adequate to cover Lessee’s property or obligations under this Lease.

9.	Damage or Destruction.

9.1 Definitions.

(a) “Premises Damage” shall mean if the Premises are damaged or destroyed to any extent.

(b) “Premises Building Partial Damage” shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent (50%) of the then Replacement Cost of the Building.

(c) “Premises Building Total Destruction” shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent (50%) or more of the then Replacement Cost of the Building.

(d) “Office Building Project Buildings” shall mean all of the building on the Office Building Project site.

(e) “Office Building Project Buildings Total Destruction” shall mean if the Office Building Project Buildings are damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the then Replacement Cost of the Office Building Project Buildings.

(f) “Insured Loss” shall mean damage or destruction which was caused by an event required to be covered by the insurance described in paragraph 8. The fact that an Insured Loss has a deductible amount or the failure of either party to maintain the required insurance shall not make the loss an uninsured loss.

(g) “Replacement Cost” shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring, excluding all improvements made by lessees, other than those installed by Lessor at Lessee’s expenses.

9.2 Premises Damage; Premises Building Partial Damage.

(a) Insured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Damage or Premises Building Partial Damage, then Lessor shall, as soon as reasonably possible and to the extent the required materials and labor are readily available through usual commercial channels, at Lessor’s expense, repair such damage (but not Lessee’s fixtures, equipment or Lessee improvements originally paid for by Lessee) to its condition existing at the time of the damage, and this Lease shall continue in full force and effect.

(b) Uninsured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may at Lessor’s option either (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within ten (10) days after the date of the occurrence of such damage of Lessor’s intention to cancel and terminate this Lease as of the date of the occurrence of such damage, in which event this Lease shall terminate as of the date of the occurrence of such damage.

9.3 Premises Building Total Destruction; Office Building Project Total Destruction. Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, which falls into the classifications of either (i) Premises Building Total Destruction, or (ii) Office Building Project Total Destruction, then Lessor may at Lessor’s option either (I) repair such damage or destruction as soon as reasonably possible at Lessor’s expense (to the extent the required materials are readily available through usual commercial channels) to its condition existing at the time of the damage, but not Lessee’s fixtures, equipment or Lessee improvements, and this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within ten (10) days after the date of occurrence of such damage of Lessor’s intention to cancel and terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage.

9.4 Damage Near End of Term; Lessee Termination Right.

(a) Subject to paragraph 9.4(b), if at any time during the last twelve (12) months of the term of this Lease there is any damage to the Premises that adversely affects Lessee’s use of the Premises, as reasonably determined by Lessee, either party may cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other party of its election to do so within thirty (30) days after the date of occurrence of such damage.

(b) Notwithstanding paragraph 9.4(a), in the event that Lessee has an option to extend or renew this Lease, and the time within said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss falling within the classification of Premises Damage during the last twelve (12) months of the term of this Lease. If Lessee duly exercises such option during said twenty (20) day period, Lessor shall, at Lessor’s expense, repair such damage, but not Lessee’s fixtures, equipment or Lessee improvements, as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during said twenty (20) period, then Lessor may at Lessor’s option terminate and cancel this Lease as of the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

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(c) In the event of any Premises Damage that adversely affects Lessee’s occupancy (as reasonably determined by Lessee) and is reasonably estimated to take more than 120 days to repair, Lessee shall have the right to terminate this Lease by written notice to Lessor given at any time within twenty (20) days following the occurrence of such Premises Damages.

9.5 Abatement of Rent; Lessee’s Remedies.

(a) In the event Lessor repairs or restores the Building or Premises pursuant to the provisions of this paragraph 9, and any part of the Premises are not usable (including loss of use due to loss of access or essential services), the rent payable hereunder (including Lessee’s Share of Operating Expense Increase) for the period during which such damage, repair or restoration continues shall be abated on a prorata basis to the extent of the Premises rendered unusable by Lessee. Except for said abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration, except to the extent such damage was caused by Lessor’s gross negligence or willful misconduct.

(b) If Lessor shall be obligated to repair or restore the Premises or the Building under the provisions of this Paragraph 9 and shall not commence such repair or restoration within thirty (30) days after such occurrence, or if Lessor shall not complete the restoration and repair within one hundred twenty (120) days after such occurrence, Lessee may at Lessee’s option cancel and terminate this Lease by giving Lessor written notice of Lessee’s election to do so at any time prior to the commencement or completion, respectively, of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

(c) Lessee agrees to cooperate with Lessor in connection with any such restoration and repair, including but not limited to the approval and/or execution of plans and specifications required.

9.6 Termination - Advance Payments. Upon termination of this Lease pursuant to this paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s security deposit as has not theretofore been applied by Lessor.

9.7 Waiver. Lessor and Lessee waive the provisions of any statute which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

10. Real Property Taxes.

10.1 Payment of Taxes. Lessor shall pay the real property tax, as defined in paragraph 10.3, applicable to the Office Building Project subject to reimbursement by Lessee of Lessee’s Share of such taxes in accordance with the provisions of paragraph 4.2, except as otherwise provided in paragraph 10.2.

10.2 Additional Improvements. Lessee shall not be responsible for paying any increase in real property tax specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Office Building Project by other lessees or by Lessor for the exclusive enjoyment of any other lessee. Lessee shall, however, pay to Lessor at the time that Operating Expenses are payable under paragraph 4.2(c) the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee’s request.

10.3 Definition of “Real Property Tax”. As used herein, the term “real property tax” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Office Building Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Office Building Project or in any portion thereof, as against Lessor’s right to rent or other income therefrom, and as against Lessor’s business of leasing the Office Building Project. The term “real property tax” shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee levy, assessment or charge hereinabove, included within the definition of “real property tax”, or (ii) the nature of which was hereinbefore included, within the definition of “real property tax”, or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (iv) which is imposed as a result of a change in ownership, as defined by applicable local statutes for property tax purposes, of the Office Building Project or which is imposed by reason of this transaction, any modification or changes hereto, or any transfers hereof.

10.4 Joint Assessment. If the improvements or property, the taxes for which are to be paid separately by Lessee under paragraph 10.2 or 10.5 are not separately assessed, Lessee’s portion of that tax shall be equitably determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information (which may include the cost of construction) as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

10.5 Personal Property Taxes.

(a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere.

(b) If any of Lessee’s said personal property shall be assessed with Lessor’s real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) business days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. Utilities.

11.1 Services Provided by Lessor. Lessor shall provide heating, ventilation, air conditioning at temperatures necessary for the reasonable comfort of its tenants and occupants, and janitorial service in accordance with the specifications attached hereto as Exhibit E, reasonable amounts of electricity for normal lighting and office machines, water for reasonable and normal drinking and lavatory use, and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures.

11.2 Services Exclusive to Lessee. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Lessee, together with any taxes thereon. If any such services are not separately metered to the Premises, Lessee shall pay at Lessor’s option, either Lessee’s Share or a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises in the Building.

11.3 Hours of Service. Said services and utilities shall be provided during generally accepted business days and hours or such other days or hours as may hereafter be set forth. Utilities and services required at other times shall be subject to advance request and reimbursement by Lessee to Lessor of the cost thereof. During the term of the Lease, Lessee’s hours of HVAC operation shall be 7:00 a.m. to 6:00 p.m. Monday through Friday. Further, during the term of the Lease Lessee shall be entitled to six hundred (600) hours of HVAC afterhours service per year at the rate of $25.00 per hour. Any HVAC afterhours usage beyond the six (600) hundred hours per year shall be charged to Lessee at the rate of $45.00 per hour.

11.4 Excess Usage by Lessee. Lessee shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security services, over standard office usage for the Office Building Project. Lessor shall require Lessee to reimburse Lessor for any excess expenses or costs that may arise out of a breach of this subparagraph by Lessee. Lessor may, in its sole discretion, install at Lessee’s expense supplemental equipment and/or separate metering applicable to Lessee’s excess usage or loading.

11.5 Interruptions. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12. Assignment and Subletting.

12.1 Lessor’s Consent Required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee’s interest in the Lease or in the Premises, without Lessor’s prior written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to Lessee’s request for consent hereunder within twenty (20) days of receipt of (i) Lessee’s request, (ii) copy of the proposed sublease or assignment, and (iii) financial statements for such assignee or sublessee, and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void. “Transfer” within the meaning of this paragraph 12 shall include the transfer or transfers aggregating: (a) if Lessee is a corporation, more than twenty-five percent (25%) of the voting

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stock of such corporation, or (b) if Lessee is a partnership, more than twenty-five percent (25%) of the profit and loss participation in such partnership. In no event shall any public offering of shares of stock on a national stock exchange or any issuance of stock in connection with raising capital constitute a Transfer, and no Lessor consent shall be required in connection therewith.

12.2 Lessee Affiliate. Notwithstanding the provisions of paragraph 12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor’s consent (and Lessor’s recapture right shall not apply), to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, all of which are referred to as “Lessee Affiliate”; provided that before such assignment shall be effective, (a) said assignee shall assume, in full, the obligations of Lessee under this Lease, (b) Lessor shall be given written notice of such assignment and assumption, and (c) and the use is consistent with Lessee’s present use. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

12.3 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, no assignment or subletting shall release Lessee of Lessee’s obligations hereunder or alter the primary liability of Lessee to pay the rent and other sums due Lessor hereunder including Lessee’s Share of Operating Expense Increase, and to perform all other obligations to be performed by Lessee hereunder.

(b) Lessor may accept rent from any person other than Lessee pending approval or disapproval of such assignment.

(c) Neither a delay in the approval or disapproval of such assignment or subletting, nor the acceptance of rent, shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for the breach of any of the terms or conditions of this paragraph 12 or this Lease.

(d) If Lessee’s obligations under this Lease have been guaranteed by third parties, then an assignment or sublease, and Lessor’s consent thereto, shall not be effective unless said guarantors give their written consent to such assignment or sublease and the terms thereof.

(e) The consent by Lessor to any assignment or subletting shall not constitute consent to any subsequent assignment or subletting by lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability under this Lease or said sublease; however, such persons shall not be responsible to the extent any such amendment or modification enlarges or increases the obligations of the Lessee or sublessee under this Lease or such sublease.

(f) In the event of any default under this Lease, Lessor may proceed directly against Lessee, any guarantors or any one else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to lessor, or any security held by Lessor or Lessee.

(g) Lessor’s written consent to any assignment or subletting of the Premises by Lessee shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.

(h) The discovery of the fact that any financial statement relied upon by Lessor in giving its consent to an assignment or subletting was materially false shall, at Lessor’s election, render Lessor’s said consent null and void.

12.4 Additional Terms and Conditions Applicable to Subletting. Regardless of Lessor’s consent, the following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

                    (a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all rentals and income arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee’s obligations under this Lease; provided, however, that until a default shall occur in the performance of Lessee’s obligations under this Lease (subject to applicable notice and cure periods), Lessee may receive, collect and enjoy the rents accruing under such sublease. Lessor shall not by reason of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a default exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor the rents due and to become due under to sublease. Lessee agrees that such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee or Lessor for any such rents so paid by said sublessee to Lessor, provided that such payments shall be credited towards rent due from Lessee.

(b) No sublease entered into by Lessee shall be effective unless and until it has been reasonably approved in writing by Lessor. Once approved by Lessor, such sublease shall not be changed or modified without Lessor’s prior written consent. Any sublease shall, by reason of entering into a sublease under this Lease, be deemed for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Lessee other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

(c) In the event Lessee shall default in the performance of its obligations under this Lease, Lessor at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to Lessee (except to the extent transferred to Lessor) or for any other prior defaults of Lessee under such sublease.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e) With respect to any subletting to which Lessor has consented, Lessor agrees to deliver a copy of any notice of default by Lessee to the sublessee. Such sublessee shall have the right to cure a default of Lessee within three (3) days after service of said notice of default upon such sublessee, and the sublessee shall have a right of reimbursement and offset from and against Lessee for any such defaults cured by the sublessee.

(f) Lessor and Lessee agree to split 50/50, any rental paid by a subtenant in excess of the rent being paid by Lessee, after all actual subleasing expenses are recovered by Lessee (which shall include brokerage commissions, attorneys’ and accountants’ fees, marketing costs, tenant improvement allowances, free rent periods and any other sublessee inducements or concessions). In calculating excess rent for any sublease, Lessee shall also be entitled to deduct $25,000.00 in costs of alterations to the Premises made by Lessee at its own expense, including alterations for Lessee’s benefit and occupancy, provided that Lessee has spent at least $25,000.00 in the aggregate for any such alterations. However, Lessor reserves the right to recapture the premises within the twenty (20) day period, and in the event that Lessee desires to sublease and in the event Lessor elects to recapture the premises; Lessor shall release Lessee from its lease obligations. Notwithstanding the foregoing, Lessee shall have the right to withdraw its request for such proposed subletting or assignment within five (5) business days following receipt of Lessor’s notice of exercise of its recapture right, and following notice of such withdrawal, Lessor’s recapture right shall be terminated as to such proposed subletting or assignment.

12.5 Lessor’s Expenses. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor’s actual and reasonable out-of-pocket costs and expenses incurred in connection therewith, including attorneys’, architects’, engineers’ or other consultants fees, provided that Lessor provides Lessee with an estimate of such costs following Lessee’s written request, and in no event shall Lessor charge any administrative mark-up of such costs.

12.6 Conditions to Consent. Lessor reserves the right to condition any approval to assign or sublet upon Lessor’s determination that (a) the proposed assignee or sublease shall conduct a business on the Premises of a quality substantially equal to that of Lessee and consistent with the general character of the other occupants of the Office Building Project and not in violation of any exclusives or rights then held by other Lessees, and (b) if Lessee is to be released from its obligations under the Lease, which is at the sole discretion of Lessor, the proposed assignee or sublessee has the same or greater net worth as Lessee was expected to be at the time of the execution of this Lease or of such assignment or subletting, whichever is greater.

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13. Default; Remedies.

13.1 Default. The occurrence of any one or more of the following events shall constitute a material default of this Lease by Lessee:

(a) The failure by Lessee to make any payment of rent of any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of five (5) business days after written notice thereof from Lessor to Lessee. Such notice shall be in lieu of, and not in addition to, the statutory notice required under applicable law.

(b) The breach by Lessee of any of the covenants, conditions or provisions of paragraphs 7.3(a), (b) or (d) (alterations), 12.1 (assignment or subletting), 13.1(e) (insolvency), 13.1(f) (false statement), 16(a) (estoppel certificate), 30(b) (subordination), 33 (auctions), or 41.1 (easements), and failure to cure same within five (5) business days (to the extent that such breach is capable of being cured), all of which are hereby deemed to be material defaults without the necessity of any notice by Lessor to Lessee thereof.

(c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee other than those referenced in subparagraphs (a) and (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee’s noncompliance is such that more than thirty (30) days are reasonable required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable Unlawful Detainer statutes.

(d) (i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee becoming a “debtor” as defined in 11 U.S.C. §101 or any successor stature thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease; where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this paragraph 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect.

(e) The discovery by Lessor that any financial statement given to Lessor by Lessee, or its successor in interest or by any guarantor of Lessee’s obligation hereunder was materially false.

13.2 Remedies. In the event of any material default or breach of this Lease by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee’s default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to paragraph 15 applicable to the unexpired term of this Lease.

(b) Maintain Lessee’s right to possession in which case this Lease shall continue in effect whether or not Lessee shall have vacated or abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

(c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

13.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently pursues the same to completion.

          13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent, Lessee’s Share of Operating Expense Increase or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Office Building Project. Accordingly, if any installment of Base Rent, Operating Expense Increase, or any other sum due from Lessee shall not be received by Lessor or Lessor’s designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

14. Condemnation. If the Premises or any portion thereof or the Office Building Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or the Office Building Project are taken by such condemnation as would substantially and adversely affect the operation and profitability of Lessee’s business conducted from the Premises, Lessee shall have the option, to be exercised only in writing within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Lessee’s Share of Operating Expense Increase shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor areas of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Lessee and no reduction of rent shall occur with respect thereto or by reason thereof. Lessor shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Lessee of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Office Building Project. Any award for the taking of all or any part of the Premises or the Office Building Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any separate award for loss of or damage to Lessee’s trade fixtures, removable personal property and unamortized Lessee improvements that have been paid for by Lessee. For that purpose the cost of such improvements shall be amortized over the original term of this Lease excluding any options. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

15. Broker’s Fee.

(a) The brokers involved in this transaction are Colliers International as “listing broker” and Colliers International as “cooperating broker”, licensed real estate broker(s). A “cooperating broker” is defined as any broker other than the listing broker entitled to a share of any commission arising under this Lease. Upon execution of this Lease by both parties, Lessor shall pay to said brokers jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate agreement between Lessor and said broker(s).

(b) Lessee and Lessor each represent and warrant to the other that neither has had any dealings with any person, firm, broker or finder (other than the person(s), if any, whose names are set forth in paragraph 15(a), above) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or

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finder’s fee in connection with said transaction and Lessee and Lessor do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party.

16. Estoppel Certificate.

(a) Each party (as “responding party”) shall at any time upon not less than ten (10) business days’ prior written notice from the other party (“requesting party”) execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to the responding party’s knowledge, any uncured defaults on the part of the requesting party, or specifying such defaults if any are claimed, and (iii) such other matters requested by the requesting party. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Office Building Project or of the business of Lessee. In the event that Lessee fails to deliver such estoppel within ten (10) business days, Lessee shall be deemed to have agreed to all of the terms of the estoppel if it fails to deliver such estoppel within three (3) business days following such second (2nd) written notice.

(b) If Lessor desires to finance, refinance, or sell the Office Building Project, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchases in confidence and shall be used only for the purposes herein set forth. If Lessee’s financial statements are publicly available, Lessee shall be deemed to have performed its obligation to deliver financial statements hereunder.

17. Lessor’s Liability. The term “Lessor” as used herein shall mean only the owner or owners, at the time in question, of the fee title or a lessee’s interest in a ground lease of the Office Building Project, and except as expressly provided in paragraph 15, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor’s obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in the Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor’s successors and assigns, only during their respective periods of ownership.

18. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

19. Interest on Past-due Obligation. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law or judgments from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

20. Time of Essence. Time is of the essence with respect to the obligations to be performed under this Lease.

21. Additional Rent. All monetary obligations of Lessee to Lessor under the terms of this Lease; including but not limited to Lessee’s Share of Operating Expense Increase and any other expenses payable by Lessee hereunder shall be deemed to be rent.

22. Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in paragraph 15 hereof, if any, nor any cooperating broker on this transaction nor the Lessor or any employee or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises or the Office Building Project and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease.

23. Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified or registered mail, and shall be deemed sufficiently given if delivered or addressed to Lessee or to Lessor at the address noted below or adjacent to the signature of the respective parties, or to such other places as Lessee or Lessor may hereafter designate in writing, as the case may be. Mailed notices shall be deemed given upon actual receipt at the address required, or forty-eight hours following deposit in the mail, postage prepaid, whichever first occurs. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

24. Waivers. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a “short form” memorandum of this Lease for recording purposes.

26. Holding Over. If Lessee, with Lessor’s consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, except that the rent payable shall be one hundred and fifty percent (150%) of the rent payable immediately preceding the termination date of this Lease, and all Options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

29. Binding Effect; Choice of Law. Subject to any provision hereof restricting assignment or subletting by Lessee and subject to the provisions of paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California and any litigation concerning this Lease between the parties hereto shall be initiated in the County of Santa Clara.

30. Subordination.

(a) This Lease, and any Option or right of first refusal granted hereby, at Lessor’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Office Building Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, such subordination is expressly conditioned upon receipt from any mortgagee of a non-disturbance agreement on such mortgagee’s form. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

(b) Lessee agrees to execute any documents required to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, subject to the non-disturbance agreement requirements under subparagraph 30(a) above.

31. Attorney’s Fees.

31.1 If either party or the broker(s) named herein bring an action to enforce the terms hereof or declare rights hereunder, the prevailing party in such action, trial or appeal thereon, shall be entitled to his reasonable attorneys’ fees to be paid by the losing party as fixed by the court in the same or a separate suit, and whether or not such action is pursued to decision or judgment. The provisions of this paragraph shall inure to the benefit of the broker named herein who seeks to enforce a right hereunder.

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31.2 The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred in good faith.

31.3 Lessor shall be entitled to reasonable attorneys’ fees and all other costs and expenses incurred in the preparation and service of notice of default and consultations in connection therewith, whether or not a legal transaction is subsequently commenced in connection with such default.

32. Lessor’s Access.

32.1 Lessor and Lessor’s agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, performing any services required of Lessor, showing the same to prospective purchasers, lenders, or lessees, taking such safety measures, erecting such scaffolding or other necessary structures, making such alterations, repairs, improvements or additions to the Premises or to the Office Building Project as Lessor may reasonably deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits throughout the Premises and/or other premises as long as there is no material adverse effect to Lessee’s use of the Premises. Lessor may at any time place on or about the Premises or the Building any ordinary “For Sale” signs, and in the last six (6) months of the Term, “For Lease” signs.

32.2 All activities of Lessor pursuant to this paragraph shall be without abatement of rent, nor shall Lessor have any liability to Lessee for the same.

32.3 Lessor shall have the right to retain keys to the Premises and to unlock all doors in or upon the Premises other than to files, vaults and safes, and in the case of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forceable or unlawful entry or detainer of the Premises or an eviction. Lessee waives any charges for damages or injuries or interference with Lessee’s property or business in connection therewith.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Lessor’s prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent. The holding of any auction on the Premises or Common Areas in violation of this paragraph shall constitute a material default of this Lease.

34. Signs. Lessee shall not place any sign upon the Premises or the Office Building Project without Lessor’s prior written consent. Under no circumstances shall Lessee place a sign on any roof of the Office Building Project. Lessor grants Lessee the right to install and maintain, at Lessee’s sole cost and expense, exterior signage at the top of the exterior of the building, consistent with what Tokyo Electronics formerly had in place, provided that the design, color, size and location of the sign shall be subject to Lessor’s approval, and shall be subject to approval by the City of Santa Clara. Further, Lessee shall be listed on the building’s directories. The cost of all directory and suite identification signage shall be borne by the Lessor.

35. Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

36. Consents. Except for paragraph 33 (auctions) and 34 (signs) hereof, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld, unreasonably conditioned or delayed.

37. Guarantor. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

38. Quiet Possession. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee’s part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Office Building Project.

39. Options.

39.1 Definition. As used in this paragraph the word “Option” has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (2) the option of right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Office Building Project or other property of Lessor or the right of first offer to lease other space within the Office Building Project or other property of Lessor; (3) the right or option to purchase the Premises or the Office Building Project, or the right or option to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor or the right of first offer to purchase other property of Lessor.

39.2 Options Personal. Each Option granted to Lessee in this Lease is personal to the original Lessee and may be exercised only by the original Lessee while occupying the Premises who does so without the intent of thereafter assigning this Lease or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Lessee; provided, however, that an Option may be exercised by or assigned to any Lessee Affiliate as defined in paragraph 12.2 of this Lease. The Options, if any, herein granted to Lessee are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

39.3 Multiple Options. In the event that Lessee has any multiple options to extend or renew this Lease a later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.

39.4 Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, (i) during the time commencing from the date Lessor gives to Lessee a notice of default pursuant to paragraph 13.1(c) or 13.1(d) and continuing until the noncompliance alleged in said notice of default is cured, or (ii) during the period of time commencing on the day after a monetary obligation to Lessor is due from Lessee and unpaid (without any necessity for notice thereof to Lessee) and continuing until the obligation is paid, or (iii) in the event that Lessor has given to Lessee three or more notices of material default under paragraph 13.1(c), or paragraph 13.1(d), whether or not the defaults are cured, during the 12 month period of time immediately prior to the time that Lessee attempts to exercise the subject Option, (iv) if Lessee has committed any non-curable breach, including without limitation those described in paragraph 13.1(b), or is otherwise in default of any terms, covenants or conditions of this Lease and such default has not been cured.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of paragraph 39.4(a).

40. Security Measures - Lessor’s Reservations.

40.1 Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Office Building Project. Lessee assumes all responsibility for the protection of Lessee, its agents, and invitees and the property of Lessee and of Lessee’s agents and invitees from acts of third parties. Nothing herein contained shall prevent Lessor, at Lessor’s sole option, from providing security protection for the Office Building Project or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in paragraph 4.2(b).

40.2 Lessor shall have the following rights, provided that Lessor shall not adversely affect Lessee’s occupancy in connection with exercising such rights:

(a) To change the name, address or title of the Office Building Project or building in which the Premises are located upon not less than ninety (90) days prior written notice;

(b) To, at Lessee’s expense, provide and install Building standard graphics on the door of the Premises and such portions of the Common Areas as Lessor shall reasonably deem appropriate;

(c) To permit any lessee the exclusive right to conduct any business as long as such exclusive does not conflict with any rights expressly given herein;

(d) To place such signs, notices or displays as Lessor reasonably deems necessary or advisable upon the roof, exterior of the buildings or the Office Building Project or on pole signs in the Common Areas;

40.3 Lessee shall not:

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(a) Use a representation (photographic or otherwise) of the Building or the Office Building Project or their name(s) in connection with Lessee’s business;

(b) Suffer or permit anyone, except in emergency, to go upon the roof of the Building.

41. Easements.

41.1 Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not adversely interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor, subject to any changes thereto as reasonably requested by Lessee.

41.2 The obstruction of Lessee’s view, air, or light by any structure erected in the vicinity of the Building, whether by Lessor or third parties, shall in no way affect this Lease or impose any liability upon Lessor.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

43. Authority. If Lessee is a corporation, trust, or general or limited partnership, Lessee, and each individual executing this Lease on behalf of such entity represent and warrant that such individual is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust of partnership. Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

44. Conflict. Any conflict between the printed provisions, Exhibits or Addenda of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

45. No Offer. Preparation of this Lease by Lessor or Lessor’s agent and submission of same to Lessee shall not be deemed an offer to Lessee to lease. This Lease shall become binding upon Lessor and Lessee only when fully executed by both parties.

46. Lender Modification. Lessee agrees to make such reasonable modifications to this Lease as may be reasonably required by an institutional lender in connection with the obtaining of normal financing or refinancing of the Office Building Project, provided no such modifications shall eliminate or decrease any of Lessee’s rights or increase Lessee’s obligations or liabilities under this Lease.

47. Termination of Existing Lease. Lessor shall have entered into a termination agreement (“Termination Agreement”) with the existing tenant at the Premises concurrently with the execution of this Lease, and as an express condition to the effectiveness of this Lease, and Lessor shall provide Lessee with a fully executed copy of the Termination Agreement.

47. Multiple Parties. If more than one person or entity is named as either Lessor or Lessee herein, except as otherwise expressly provided herein, the obligations of the Lessor or Lessee herein shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee, respectively.

49. Work Letter. This Lease is supplemental by that certain Work Letter of even date executed by Lessor and Lessee, attached hereto as Exhibit C, and incorporated herein by this reference.

50. No Smoking Building. This is a no smoking building. Smoking is not permitted in the premises or any interior area of the building, in the parking garage, or within a minimum of twenty (20) feet of all building entrances and exits.

51. Exhibits. Attached hereto are the following documents which constitute a part of this Lease.

Exhibit A:	Floor Plan
Exhibit B:	Rules and Regulations for Standard Office Lease
Exhibit C:	Work Letter to Standard Office Lease
Exhibit C-1:	Gidel & Kocal Bid
Exhibit D:	Furniture List
Exhibit E:	Janitorial Specifications

52. Lessor’s Work.

Prior to the Commencement Date, Lessor, at Lessor’s sole cost and expense, shall perform Lessor’s Work, as reflected in the Work Letter.

53. Common Area Work.

Lessor, at Lessor’s sole cost and expense, shall be responsible for completing the following work to the third floor restrooms prior to the Commencement Date:

(a) Replace Mirrors;

(b) Re-grout tile;

(c) Re-caulk sinks;

(d) Refurbish lighting and wall covering to a mutually acceptable standard;

(e) Ensure ventilation system in the bathrooms are exchanging air at a reasonable level and otherwise working properly.

Such work shall be completed in a good and workmanlike manner, and in compliance with Applicable Requirements.

54. Condition of Premises.

At the Commencement Date, the Premises shall be provided to Lessee in good condition and repair. Lessee shall have six (6) months following Commencement Date to report to Lessor any problems relating to the Premises’ building systems (e.g., HVAC, electrical or plumbing) and Lessor, at Lessor’s sole cost and expense, shall commence and complete the necessary repairs in a timely manner.

Prior to the Commencement Date, Lessor grants Lessee, at Lessee’s sole cost and expense, the right to contract with a mechanical contractor to survey the air conditioning system currently servicing the premises.

55. Furniture.

Lessor grants Lessee the right to use the existing fifty-one cubicles and chairs located in Suite 300, at no additional charge or rent to Lessee, as more particularly described in Exhibit D to the Lease

55. Bike Lockers.

Lessor grants Lessee the right to install in the building garage, a total of ten (10) enclosed bike lockers, for Lessee’s exclusive use. Lessor shall contribute up to five thousand dollars ($5,000.00) towards the cost of purchase and installation of said lockers. Lessor and Lessee shall mutually agree upon the selection of the bike lockers and the location of their placement.

56. Expansion Rights.

During the term of Lessee’s Lease, Lessor grants Lessee an ongoing right of first refusal (subject to the existing rights of existing tenants) to lease any space that becomes available on a direct basis on the second or fourth floors. This right goes into effect once Lessor has reached a

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general agreement with a bona fide, third party, unaffiliated prospective tenant for space on the second or fourth floors. Lessor shall then provide Lessee with written notice, summarizing the basic terms and conditions that have been negotiated between the prospect and Lessor and Lessee shall have ten (10) days to elect to lease the subject space or to decline said space.

57. Option to Extend.

Lessor grants Lessee one (1) option to extend the term for five (5) years. To exercise the option Lessee is required to provide Lessor with written notification a minimum of nine (9) months before expiration of the Lease term. In no event shall notice be considered by Lessor earlier than 12 months before expiration of the Lease term unless otherwise agreed to by Lessor. In the event that Lessee elects to exercise the option to extend, all of the terms and conditions of the Lease shall remain the same except that the Base Rent shall be one hundred percent (100%) of Fair Market Rental Rate and the base year for calculating operating expenses shall be reset to the calendar year following the commencement of the renewal term, and in no event will the Base Rent at the beginning of the option period be less than the rent being paid at the expiration of the Lease

For purposes of the Lease, the term “Fair Market Rental Rate” shall mean the annual amount per rentable square foot that a willing tenant would pay and a willing landlord would accept in current transactions between non-affiliated parties from new, non-expansion, non-renewal and non-equity tenants of comparable credit-worthiness, for comparable space, for a comparable use, for a comparable period of time (“Comparable Transactions”) in buildings that are comparable to and located in the vicinity (defined as the City of Santa Clara Office/ submarkets) of the Building (“Comparable Building”). In any determination of Comparable Transactions appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, the type of escalation clause (e.g., whether increases in additional rent are determined on a net or gross basis, and if gross, whether such increases are determined according to a base year or a base dollar amount expense stop) the extent of Lessee’s liability under the Lease, abatement provisions reflecting free rent and/or no rent during the period of construction or subsequent to the commencement date as to the space in question), length of the lease term, size and location of premises being leased, building standard work letter and/or tenant improvement allowances, if any, and other generally applicable conditions of tenancy for such Comparable Transactions The intent is that Lessee will obtain the same or similar rent and other economic benefits that a tenant would otherwise obtain in Comparable Transactions and that Lessor will make and receive the same or similar economic payments and concessions that a landlord would otherwise make and receive in Comparable Transactions.

Lessor shall determine the Fair Market Rental Rate by using its good faith judgment. Lessor shall provide written notice of such amount within fifteen (15) days after Lessee provides the notice to Lessor exercising Lessee’s option rights which require a calculation of the Fair Market Rental Rate. Lessee shall have thirty (30) days (“Lessee’s Review Period”) after receipt of Lessor’s notice of the new rental within which to accept such rental or to reasonably object thereto in writing. In the event Lessee objects, Lessor and Lessee shall attempt to agree upon such Fair Market Rental Rate using their best good faith efforts. If Lessor and Lessee fail to reach agreement within fifteen (15) days following Lessee’s Review Period (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with Subsections (a) through (e) below. Failure of Lessee to so elect in writing within Lessee’s Review Period shall conclusively be deemed its disapproval of the Fair Market Rental Rate determined by Lessor.

In the event that Lessor fails to timely generate the initial written notice of Lessor’s opinion of the Fair Market Rental Rate which triggers the negotiation period of this Article, then Lessee may commence such negotiations by providing the initial notice, in which event Lessor shall have fifteen (15) days (“Lessor’s Review Period”) after receipt of Lessee’s notice of the new rental within which to accept such rental. In the event Lessor fails to accept in writing such rental proposed by Lessee, then such proposal shall be deemed rejected, and Lessor and Lessee shall attempt in good faith to agree upon such Fair Market Rental Rate using their best good faith efforts. If Lessor and Lessee fail to reach agreement within fifteen (15) days following Lessor’s Review Period (which shall be, in such event, the “Outside Agreement Date” in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to the Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with the procedure set out below.

Lessor and Lessee shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other’s presence. If Lessor and Lessee do not mutually agree upon the Fair Market Rental Rate within five (5) business days of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes, Lessor and Lessee shall agree upon and jointly appoint and jointly pay for a single arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial Office/R&D properties in the vicinity of the Building. Neither Lessor nor Lessee shall consult with such broker as to his or her opinion as to Fair Market Rental Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Lessor’s or Lessee’s submitted Fair Market Rental Rate for the Property is the closest to the actual Fair Market Rental Rate for the Property as determined by the arbitrator, taking into account the requirements of this Article. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Lessor or Lessee may submit to the arbitrator, with a copy to the other party, within five (5) business days after the appointment of the arbitrator any market data and additional information that such party deems relevant to the determination of the Fair Market Rental Rate (“FMRR Data”) and the other party may submit a reply in writing within five (5) business days after receipt of such FMRR Data.

The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Lessor’s or Lessee’s submitted Fair Market Rental Rate, and shall notify Lessor and Lessee of such determination.

The decision of the arbitrator shall be binding upon Lessor and Lessee, except as provided below.

The cost of arbitration shall be paid by Lessor and Lessee equally.

58. Access.

Lessee shall be permitted access to the Premises and parking facility twenty-four hours a day, seven days a week, fifty-two weeks a year.

59. Restoration.

Upon Lessor approval of the initial tenant improvement plan, Lessor shall waive restoration of the initial Premises as it relates to the initial improvements.

60. Non-Disturbance.

Lessor hereby represents and warrants that the Office Building Project is not encumbered by any deed of trust or mortgage as of the date hereof. Lessee will only agree to subordinate its leasehold interest during the term of the Lease to a future mortgagee only if such mortgagee provides Lessee with a non-disturbance agreement reasonably acceptable to Lessee.

61. No Relocation.

During the term of the Lease and any option to extend, Lessor shall not be allowed to relocate Lessee’s Premises anywhere within the Building or the Office Building Project.

[Signature pages to follow.]

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LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

LESSOR		LESSEE

Bayland Corporation A California Corporation		Inphi Corporation A Delaware Corporation

By:	/s/ Adam Henderson	By:	/s/ John S. Edmunds
Its:	Adam Henderson, President	Its:	Chief Financial Officer

By:		By:
Its:		Its:

Executed at	Executed at

on	on September 21, 2012

Address	Address

Notice Address:	Notice Address: Prior to Lease Commencement
Bayland Corporation	Inphi Corporation
100 Century Center Court, Suite 210	3945 Freedom Circle, Suite 1100
San Jose, CA 95112	Santa Clara, CA 95054

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RULES AND REGULATIONS

Dated: September 20, 2012

By and between Bayland Corporation and Inphi Corporation

GENERAL RULES

1.	Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Lessees or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Lessor shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Lessor, shall be prejudicial to the safety, character, reputation and interests of the Building and its Lessees, provided that nothing herein contained shall be construed to prevent such access to persons with whom any Lessee normally deals in the ordinary course of such Lessee’s business unless such persons are engaged in illegal activities. No Lessee, and no employees or invitees of any Lessee, shall go upon the roof of the Building, except as authorized by Lessor.

2.	No sign, placard, picture, name, advertisement or notice, visible from the exterior of leased premises shall be inscribed, painted, affixed, installed or otherwise displayed by any Lessee either on its premises or any part of the Building without the prior written consent of Lessor, and Lessor shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of the Lessee.

If Lessor shall have given consent to any Lessee at any time, whether before or after the execution of the lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Lessor and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Lessor with respect to any other such sign, placard, picture, name, advertisement or notice.

All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of the Lessee by a person approved by Lessor.

3.	The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of Lessees and Lessor reserves the right to exclude any other names therefrom.

4.	No curtains, draperies, blinds, shutters, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on any premises without the prior written consent of Lessor. In any event with the prior written consent of Lessor, all such items shall be installed inboard of Lessor’s standard window coverings and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside Lessee’s Premises.

5.	Lessor reserves the right to exclude from the Building between the hours of 6:30 p.m. and 6:30 a.m. and at all hours on Saturdays, Sundays, and holidays all persons who are not Lessees or their accompanied guests in the Building. Each Lessee shall be responsible for all persons for whom it allows to enter the building and shall be liable to Lessor for all acts of such persons. Lessor shall in no case be liable for damages for error with regard to the admission to or exclusion from the Building of any person.

During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Lessor’s opinion, Lessor reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of Lessees and protection of the Building and property in the Building.

6.	No Lessee shall employ any person or persons other than the janitor of Lessor for the purpose of cleaning Premises unless otherwise agreed to by Lessor in writing. Except with the written consent of Lessor no person or persons other than those approved by Lessor shall be permitted to enter the Building for the purpose of cleaning the same. No Lessee shall cause any unnecessary labor by reason of such Lessee’s carelessness or indifference in the preservation of good order and cleanliness of the Premises. Lessor shall in no way be responsible for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Lessee by the janitor or any other employee or any other person.

7.	Lessee shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Lessor.

8.	No Lessee shall obtain for use upon its premises ice, drinking water, food, beverage, towel or other similar services except through facilities provided by Lessor (and maintained by Lessee) and under regulations fixed by Lessor, or accept barbering or boot blacking services in its Premises except from persons authorized by Lessor.

9.	Each Lessee shall see that all doors of its Premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Lessee or its employees leave such Premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness the Lessee shall make good all injuries sustained by other Lessees or occupants of the Building or Lessor. On multiple-tenancy floors, all Lessees shall keep the door or doors to the Building corridors closed at all times except for ingress or egress.

10.	As more specifically provided in the Lessee’s Lease of the Premises, Lessee shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Lessor to assure the most effective operation of the Building’s heating and air-conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Lessee’s use.

11.	No Lessee shall alter any lock or access device or install a new or additional lock or access device or any bolt on any door of its Premises without the prior written consent of Lessor. If Lessor shall give its consent, the Lessee shall in each case furnish Lessor with a key for any such lock.

12.	No Lessee shall make or have made additional copies of any keys or access devices provided by Lessor. Each Lessee, upon the termination of the Tenancy, shall deliver to Lessor all the keys or access devices for the Building, offices, rooms and toilet rooms which shall have been furnished the Lessee or which the Lessee shall have had made. In the event of the loss of any keys or access devices so furnished by Lessor, Lessee shall pay Lessor therefor.

13.	The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose employees or invitees, shall have caused it.

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14.	No Lessee shall use or keep in its Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office or office equipment. No Lessee shall use any method of heating or air-conditioning other than that supplied by Lessor.

15.	Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Lessor or by applicable governmental agencies as non-smoking areas.

16.	No Lessee shall use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance or permit or suffer such premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other Lessees or those having business therein, nor shall any animals or birds be brought or kept in or about any premises of the Building.

17.	No cooking shall be done or permitted by any Lessee on its Premises (except that use by the Lessee of a microwave and Underwriters’ Laboratory approved equipment for the preparation of coffee, tea, hot chocolate and similar beverages for Lessees and their employees shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations), nor shall Premises be used for lodging.

18.	Except with the prior written consent of Lessor, no Lessee shall sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theatre tickets or any other goods or merchandise in or on any premises, nor shall Lessee carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from any premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any Lessee be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, nor shall the premises of any Lessee be used for any improper, immoral or objectionable purpose, or any business or activity other than that specifically provided for in such Lessee’s lease.

19.	If Lessee requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Lessor’s instructions in their installation.

20.	Lessor will direct electricians as to where or how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Lessor. The location of burglar alarms, telephones, call boxes and other office equipment affixed to all premises shall be subject to the written approval of Lessor.

21.	No Lessee shall install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Building. Lessee shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

22.	No Lessee shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its premises in any manner except as approved in writing by Lessor. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the Lessee by whom, or by whose contractors, employee or invitees, the damage shall have been caused.

23.	No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down in the elevators except between such hours and in such elevators as shall be designated by Lessor. Lessor shall have the right to prescribe the weight, size and position of all safes, furniture or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Lessor, stand on wood strips of such thickness as determined by Lessor to be necessary to properly distribute the weight thereof. Lessor will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Lessee.

Business machines and mechanical equipment belonging to Lessee which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Lessor or to any Lessees in the Building shall be placed and maintained by Lessee, at Lessee’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Lessor.

24.	No Lessee shall place a load upon any floor of the premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. No Lessee shall mark, or drive nails, screw or drill into, the partitions, woodwork or plaster or in any way deface such Premises or any part thereof.

25.	No Lessee shall install, maintain or operate upon the Premises any vending machine without the written consent of Lessor.

26.	There shall not be used in any space, or in the public areas of the Building, either by any Lessee or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Lessor may approve. No other vehicles of any kind shall be brought by any Lessee into or kept in or about the Premises.

27.	Each Lessee shall store all its trash and garbage within the interior of its Premises. No material shall be placed in trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Lessor shall designate.

28.	Canvassing, soliciting, distribution of handbills or any other written material, and peddling in the Building are prohibited and each Lessee shall cooperate to prevent the same. No Lessee shall make room-to-room solicitation of business from other Lessees in the building.

29.	Lessor shall have the right, exercisable without notice and without liability to any Lessee, to change the name and address of the Building.

30.	Lessor reserves the right to exclude or expel from the Building any person who, in Lessor’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the rules and regulations of the Building.

31.	Without the prior written consent of Lessor, Lessee shall not use the name of the Building in connection with or in promoting or advertising the business of Lessee except as Lessee’s address.

32.	Lessee shall comply with all safety, fire protection and evacuation procedures and regulations established by Lessor or any governmental agency.

33.	Lessee assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

Initials: /s/JE

/s/AH

FULL SERVICE - GROSS

EXHIBIT B

PAGE 2 OF 3 PAGES

34.	The requirements of Lessees will be attended to only upon application at the office of the Building Manager by an authorized individual. Employees of Lessor shall not perform any work or do anything outside of their regular duties unless under special instructions from Lessor, and no employees will admit any person (Lessee or otherwise) to any office without specific instructions from Lessor.

35.	Lessor may waive any one or more of these Rules and Regulations for the benefit of any particular Lessee or Lessees, but no such waiver by Lessor shall be construed as a waiver of such Rules and Regulations in favor of any other Lessee or Lessees, nor prevent Lessor from thereafter enforcing any such Rules and Regulations against any or all Lessees of the Building.

36.	Lessor reserves the right to make other reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Lessee agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

37.	Lessee shall use carpet protectors under all desk chairs.

38.	Lessee agrees to keep balcony doors closed at all times, except during ingress and egress.

39.	Lessee shall be responsible for the observance of all of the foregoing Rules and Regulations by Lessee’s employees, agents, clients, customers, invitees and guests.

PARKING RULES

1.	Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called “Permitted Size Vehicles”. Vehicles other than Permitted Size Vehicles are herein referred to as “Oversized Vehicles”.

2.	Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

3.	Parking stickers or identification devices shall be the property of Lessor and be returned to Lessor by the holder thereof upon termination of the holder’s parking privileges. Lessee will pay such replacement charge as is reasonably established by Lessor for the loss of such devices.

4.	Lessor reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and /or agreements.

5.	Lessor reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent offsite location(s), and to reasonably allocate them between compact and standard size spaces, as long as the same complies with applicable laws, ordinances and regulations.

6.	Users of the parking areas will obey all posted signs and park only in the areas designated for vehicle parking.

7.	Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Lessor will not be responsible for any damage to vehicles, injury to person or loss of property, all of which risks are assumed by the party using the parking area.

8.	Validation, if established, will be permissible only by such method or methods as Lessor and/or its licensee may establish at rates generally applicable to visitor parking.

9.	The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

10.	Lessee shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

11.	Lessor reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

12.	Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

13.	Lessor reserves the right to designate the use of the parking spaces on the Premises.

14.	Lessee or Lessee’s guests shall park between designated parking lines only, and shall not occupy two parking spaces with one car. Vehicles in violation of the above shall be subject to tow-away, at vehicle owner’s expense.

15.	Vehicles parked on Premises overnight without prior written consent of the Lessor shall be deemed abandoned and shall be subject to tow-away at vehicle owner’s expense.

16.	Lessee shall be responsible for the observance of all of the foregoing Parking Rules by Lessee’s employees, agents, clients, customers, invitees and guests.

Initials: /s/JE

/s/AH

FULL SERVICE - GROSS

EXHIBIT B

PAGE 3 OF 3 PAGES

EXHIBIT C

WORK LETTER TO STANDARD OFFICE LEASE

Dated September 20, 2012

By and between Bayland Corporation and Inphi Corporation

The Premises shall be constructed in accordance with Lessor’s Standard Improvements, as outlined in Exhibit “A” and Construction Bid from Gidel & Kocal Construction, dated 08/14/12 and attached as Exhibit C-1.

1. Lessor’s Work. Lessor shall construct, at Lessor’s sole cost and estimate, the improvements to the Premises in accordance with the plans and specifications prepared by James Crawford, A.I.A., dated September 12, 2012, and described in the floor plan attached as Exhibit A to this Lease (“Lessor’s Work”), and the Gidel and Kocal Construction Co. Proposal dated August 14, 2012 attached hereto as Exhibit C-1 (“Cost Estimate”), using building standard materials similar to Suite 300. Lessor’s Work shall expressly include items 4 and 6 of the Cost Estimate. Alternate items #1, #2, #3, #5, #7, #8, #9 and #10 of the Cost Estimate shall be excluded from Lessor’s Work, and if constructed, at Lessee’s sole option, shall be at Lessee’s sole cost and expense.

In addition, Lessor’s Work shall expressly include the following improvements:

(a)	All code compliance work and/or life safety work, whether or not it involves the Premises or the Building common areas;

(b)	Installation of all equipment necessary to provide a minimum of (i) 5 tons of dedicated air on a 24/7 basis to service the Tele/Network Room (#313), and (ii) 12 tons of dedicated air to Lessee’s Engineering Lab (#308).

Meters will be placed on the HVAC system described in Paragraph 1(b) above and shall be subject to Paragraph 11.2 of the Lease, provided that the cost of installing such separate metering shall be borne by Lessor.

2.	Completion.

1.1	Lessor shall obtain a building permit to construct Lessor’s Work as soon as possible.

1.2	Lessor shall substantially complete the construction of Lessor’s Work as soon as possible after the obtaining of necessary building permits. Lessor shall cause Lessor’s Work to be constructed in a good and workmanlike manner and in compliance with all Applicable Requirements.

1.3	The term “substantial completion”, as used in this Work Letter, and derivatives thereof, means that building department of the municipality having jurisdiction of the Premises shall have made a final inspection of the improvements and authorized a final release of restriction on the use of public utilities in connection therewith and the same are in broom-clean condition, and that that Lessor’s Work has been completed, except minor punch list items, completion of which will not interfere with Lessee’s occupancy of the Premises.

1.4	Lessor shall use its best efforts to substantially complete Lessor’s Work on or before December 15, 2012.

1.5	If Lessor shall be delayed at any time in the process of the construction of Lessor’s Work or any portion thereof by extra work, changes in construction ordered by Lessee, or by strikes, lockouts, fire, delay in transportation, unavoidable casualties, rain or weather conditions, governmental procedures or delay, or by any other cause beyond Lessor’s control, then the Commencement Date established in paragraph 1.5 of the Lease shall be extended by the period of such delay.

3.	Term.

Upon substantial completion of Lessor’s Work, Lessor and Lessee shall execute an amendment to the Lease setting forth the date of Tender of Possession as defined in paragraph 3.2.1 of the Lease or of actual taking of possession, whichever first occurs, as the Commencement Date of this Lease.

4.	Work Done by Lessee.

Any work done by Lessee shall be done only with Lessor’s prior written consent and in conformity with a valid building permit and all applicable rules, regulations, laws and ordinances, and be done in a good and workmanlike manner with good and sufficient materials. All work shall be done only by contractors approved by Lessor.

5.	Taking of Possession of Premises.

Lessor shall notify Lessee of the estimated substantial completion date at least ten (10) days before said date, and Lessee shall thereafter have the right to enter the Premises to commence construction of any Improvements Lessee is to construct and to equip and fixturize the Premises.

6.	Acceptance of Premises.

Lessee shall notify Lessor in writing of any items that Lessee deems incomplete or incorrect in order for the Premises to be acceptable to Lessee within six (6) months following Tender of Possession as set forth in paragraph 3.2.1 of the Lease to which this Work Letter is attached, and all such items shall be completed by Lessor at Lessor’s sole cost and expense. Lessee shall be deemed to have accepted the Premises and approved construction if Lessee does not deliver such a list to Lessor within such six (6) month-period.

Initials: /s/JE

/s/AH

EXHIBIT C-1

Proposal

Gidel & Kocal Construction Co.
574 Division Street	PROPOSAL: 006828 DATE: 08/14/12
Campbell, CA 95008-6906	SHtn: Bunker Hill 2953 #300 TI
(408) 370-0280 Fax (408) 370-0335

CLIENT: 171	PROJECT: 37034
Sleepy Hollow Management	Bunker Hill 2953
100 Century Center Court	2953 Bunker Hill
Suite 210	Santa Clara, CA
San Jose, CA 95112

Contractor agrees to furnish all equipment, materials, supplies, services and labor in accordance with all applicable labor, building and Building Plans and Specifications and to complete the following work:

General Notes:

1.	Assumes all work to be done during normal working hours.

2.	If required, permit and Recycling Program fees to be provided on a “cost pass thru” basis plus a procurement fee.

3.	Includes final janitorial.

4.	Includes MEP plans, calculations, Title 24 documents and engineering.

5.	Excludes corrections of any existing code or ADA violations, not specifically listed.

6.	Excludes special inspections, if required.

7.	Excludes any testing, reporting or handling of hazardous materials.

8.	Excludes Title 24 Duct Leakage testing and certification for HVAC systems.

9.	Proposal is valid for 30 days.

10.	Budget is based on the job walk with Dale Green and Jim Crawford on 7/3/12.

BASE BID:

GENERAL CONDITIONS
Permits & Plan Check	7,500
1. Allowance for permits.
Progressive Clean-up	4,560
Janitorial Service	2,399
1. Final janitorial.
Project Manager	720
Supervision	6,240
SITE WORK

Initials: /s/JE

/s/AH

Proposal	Page 2
006828	08/14/12

Soft Demolition	20,580
1. Removal of selected walls, doors, frames, millwork, ceilings tiles, flooring, rack and libert unit.
2. Remove (2) door and frames to the coffee room, remove existing soffit and wing walls in the conference room.

CONCRETE

Saw Cuts/Coring	1,200

METALS

Misc. Metals	600
1. Supports for the countertops in the restrooms.

DOORS/WINDOWS/GLASS

Doors	18,696
1. Furnish and install (2) sets of doubles doors, frames and hardware in the lab and storage area.
2. Furnish and install (1) building standard double door, frame and hardware with full lite glass at the entry.
3. Furnish and install (2) new single doors at the new restrooms and (1) into the lab and (1) at the back hallway.
4. Relocate one existing door in storage room #316.

Glazing	9,000
1. Furnish and install new storefront glass at the new conference room to match the style of conference room 302.
2. Furnish and install (2) new restroom mirrors.

FINISHES

MtlFraming/Wallboard	19,380
1. Construct new full height walls with insulation.
2. Construct new under grid columns at the entry door.
3. Construct new under grid walls with insulation.
4. Support hard lid ceiling in hallway at the rear of the space.
5. Patch wall scars throughout the entire suite after wall removal.
6. Patch and repair blank outlets throughout the space.
7. Fill in one window at the existing server room.
8. Fill in two doors at the coffee area, rebuild (2) wing walls and rebuild one soffit above the pass through bar.

Misc Wallboard	6,300

Acoustical Ceilings	47,747
1. Patch and repair existing ceiling after walls have been removed and new walls have been installed. Includes patching around hallway and the full height wall at the entry.
2. Furnish and install new Armstrong Fire Rated Second Look II Ceiling Tile in the expansion suite.
3. Includes safety wires for up to 20 new/relocated light fixtures.
4. Includes patching back the t-bar at the new soffit over the pass through bar.

*** Excludes seismic up-grade of the existing ceiling grid. *** Excludes tenting light fixtures not already tented.

Proposal	Page 3
006828	08/14/12

Tile	6,108

1. Furnish and install 6x6 GRP 1 Dale tile for the wainscot, 2x2 Dale keystone tile on the floor and 6x6 base in the new restrooms. Includes anti-fracture membrane, thin-set and grout.

Solid Surface	3,600
1. Furnish and install new ceasarstone countertops in the new restrooms. Color TBD.
Flooring	56,918
1. Furnish and install Designweave Tranquil Harmony carpet tile in the expansion suite only.
2. Furnish and install Designweave (Color TBD) accent tile to enclose the existing hallway carpet.
3. Furnish and install 4” Burke base to match the existing in suite #300.
4. Furnish and install Armstrong Standard Excelon VCT in the new break room only.

*** Flooring for the lab is not included in the base bid. See alt.

Paint	14,597
1. Paint the entire expansion suite (including doors/frames), all new walls and any walls affected by construction. Includes touch-up paint in suite #300.

SPECIALTIES

Bath Accessories	3,044
1. Furnish and install;
(2) B8226 Soap Dispensers
(2) B3944 recessed Paper Towel & Waste
(2 sets) Grab bars for the toilets and showers
(2) B2888 TP Dispensers
(2) B221 Seat Cover Dispensers
(2) B5181 Folding shower seats
(2) B6047/204-3/204-1 Shower curtain rod and hooks
(2) B76727 Double Robe Hooks

Signage	391
1. Provide and install standard ADA signage for the new restrooms and path of travel.

EQUIPMENT

Appliances	2,784
1. Furnish and install (2) new ADA dishwashers in the break room and in the coffee area.

FURNISHINGS

Cabinetry	47,987
1. Furnish and install 11’ of standard laminate uppers, lowers and countertop outside of office #326.
2. Furnish and install 16’ of standard laminate uppers, lowers and countertop in the printer copy area.
3. Furnish and install 14’ of standard laminate lower cabinets and countertop in conference rm. 359.
4. Furnish and install 10’ of standard laminate uppers, lowers and countertop in coffee area.
5. Furnish and install 13’ of standard laminate uppers, lowers and countertop in the new break room.
6. Furnish and install 19’ of standard laminate countertop for the “L” shaped bar in the break room.
7. Includes an allowance of $9,000 to furnish and install 12’ new standard laminate base cabinets, countertop and bar doors (sliding or folding) between conference room 359 and coffee area 358.

*** Excludes mail slot in the printer, copy area.

Proposal	Page 4
006828	08/14/12

PLUMBING/MECHANICAL
Plumbing	12,420

1. Furnish and install (2) new ADA break room sinks and faucets for the break area and coffee room, cap off one existing sink in the existing break room, supply and install (2) fiberglass showers, (2) under counter mount sinks and faucets, (2) ADA toilets and all rough plumbing.

Fire Sprinklers
1. Modify the existing fire sprinkler layout for the new wall layout. Includes plans.	5,460
Fire Extinguishers	312
1. Relocate existing fire extinguishers as needed for the new wall layout. Excludes new fire extinguishers and/or recharging the existing.
Mechanical	19,200
1. Relocate t-stats as needed for the new wall layout.
2. Reduct existing zones to accommodate the new layout.
3. Relocate the existing supply and return registers to match the new layout.
4. Furnish and install new t-bar supply and return diffusers as necessary, re-using the existing where possible.
5. Furnish and install new fire dampers and fire blanket for new diffusers only.
6. Furnish and install (2) smoke fire dampers for the new lobby.
7. Furnish and install (1) new re-heat VAV box dedicated to the new conference room in the lobby.
8. Furnish and install new hot water piping for the new VAV box.
9. Furnish and install (1) new pneumatically thermostatic
10. Comfort air balance the entire suite
11. Includes plans.
ELECTRICAL
Electrical	52,030
Allowance for;
1. Demolition, relocation and safe-off of electrical at wall to be removed.
2. Install new standard outlets dedicated outlets and data ring/strings.
3. Motion switches, GFCI outlets, lights and exhaust fan connection in the new restrooms.
4. Relocate existing light fixtures for the new wall layout.
5. Hook up (2) fire smoke dampers in the new full height wall.
6. Providing power to new cubes in office area 321.
7. Includes plans.
Security Wiring	5,000
1. Allowance to install security access controls to the elevators.
Fire Protect. Wiring	9,350
1. Includes relocating devices for the new wall layout, plans, permit and re-programing.

TOTAL BASE BID:	$384,123
ALTERNATES:

Proposal	Page 5
006828	08/14/12

ALTERNATES:
001 Lab Electrical, HVAC, ESD	52,789
1. Includes re-ducting the existing 10 ton unit to the new server room.
2. 36 dedicated fourplexes, 2 30 amp 250 volt receptacles, 4 power poles, grounding system, panel relocation, wiremold raceway on the work benches and (1) Emon Demon on the lab panel.
3. Furnish and install ESD “Flexco” 12x12 titles in the new lab. Color TBD.

TOTAL ALTERNATE 001:	$52,789
002 Remove (6) Offices	13,296
1. Removed (6) selected offices. Includes wall demo, ceiling and flooring patch, re-switching lighting, wall patch and paint, electrical safe-off, and relocation of HVAC grilles and t-stats.

TOTAL ALTERNATE 002:	$13,296
003 Larger Windows – (8) Offices	10,560
1. Install 6’x9’ sidelites on (8) existing private offices. Includes demo, wrapping the opening in sheetrock and installing sash metal frames with 1/4” glass.

TOTAL ALTERNATE 003:	$10,560
004 Check Out (E) VAV Boxes	275
1. Check out existing VAV boxes with repair letter to follow. Price per unit/29 VAV boxes.

TOTAL ALTERNATE 004:	$275
005(2) Lab Windows	1,704
1. Furnish and install (2) 4’x6’ windows in one lab wall. Windows to be set in clear aluminum frame.

TOTAL ALTERNATE 005:	$1,704
006 Tent Existing Light Fixtures	14,565
1. Existing light fixtures in the expansion suite are not curently tented. This is an add to tent the exiating lights if needed.

TOTAL ALTERNATE 006:	$14,565
007 Clean Dry Air	17,214

1. Furnish and install (1) 80 gallon, oilless, 10.6 SCFM, 100 PSI Powerex air compressor, (1) Hankison Dyer and all associated parts, material and labor to supply and install a CDA system to the new lab area. Includes (5) CDA outlets within the lab area. Compressor and dryer must be located with 100’ of the lab or the price will increase.

TOTAL ALTERNATE 007:	$17,214
008 Extra CDA Drops	400
1. Cost per until to add more CDA drops in the lab.

TOTAL ALTERNATE 008:	$400
009 Standard Floor Core/Outlet	2,040
1. Cost per unit to supply and install (1) standard poke-thru style electrical monument. Includes floor core.

*** This price is only good if we do the work along with the other construction.

Proposal	Page 6
006828	08/14/12

009 Standard Floor Core/Outlet	2,040
1. Cost per unit to supply and install (1) standard poke-thru style electrical monument. Includes floor core.
*** This price is only good if we do the work along with the other construction.

TOTAL ALTERNATE 009:	$2,040
010 AV Style Floor Core/Outlet	2,640
1. Cost per unit to supply and install (1) AV style poke-thru electrical monument. Includes floor core.
*** This price is only good if we do the work along with the other construction.

TOTAL ALTERNATE 010:	$2,640

Signed:
Dated:
Title:

EXHIBIT “D”

Furniture Inventory

Fifty-one (51) Teknion TOS Cubes

Description

8x8

2 Straight Surfaces

1 Corner Surface

Open Shelf

Flipper Weight

2 Pedestals

One (1) reception station

Five (5) Power Poles

Six (6) Base feeds

Fifty-one (51) Cool-Mesh Chairs - Black

Initials: /s/JE

/s/AH

Exhibit E

SIGNIFICANT CLEANING SERVICES

JANITORIAL SPECIFICATIONS

OFFICES

A.	FIVE DAYS PER WEEK:

1. Hand dust all ledges and flat surfaces within reach.

2. Gather all waste paper, replace plastic liners as needed and place for disposal.

3. Properly arrange all furniture.

4. Vacuum all carpeted areas and spot clean as needed.

5. Keep janitors closets neat and clean at all times.

6. Sweep and mop tile floors.

7. Empty Recycle containers as needed.

B.	WEEKLY

1. Hand dust and/or damp wipe and/or wash counters, file cabinets, desks, telephones, chairs, tables and other office furniture.

2. Remove fingerprints and marks from woodwork, walls, doors, partitions and partition glass.

3. Clean Dry Erase chalkboards, providing they are erased, and clean trays as needed.

LOBBIES AND COMMON HALLWAYS

A.	FIVE DAYS PER WEEK:

1. Clean lobby glass of smudges and prints.

2. Spot clean walls and woodwork.

3. Vacuum clean all carpets. Spot clean as needed.

4. Clean and polish drinking water fountains.

5. Dust and wet mop tile floors.

Initials: /s/JE

/s/AH

6. Clean entranceways and entrance mat.

B.	WEEKLY PROJECTS:

1. Dust and clean all ledges and flat surfaces.

2. Dust and clean interior window frames.

3. Wash entry door glass.

C.	MONTHLY PROJECTS:

1. Reapply finish on all tiles.

2. High speed buff tile floors after application of finish restorer.

D.	QUARTERLY PROJECTS:

1. Clean vents, baseboards and trash receptacles.

2. Dust and clean ceiling exhaust fan registers

3. Dust and vacuum draperies and/or venetian blinds.

E.	SEMI-ANNUAL PROJECTS:

1. Clean ceiling light panels.

2. Strip, reseal and refinish tile floors.

RESTROOMS

A.	FIVE DAYS PER WEEK:

1. Empty and clean waste receptacles.

2. Replaced liners on all waste receptacles as needed.

3. Clean mirrors, fixtures and dispensers.

4. Clean and polish metal dispensers and fixtures.

5. Spot clean walls and partitions.

6. Clean and sanitize sinks, urinals and commodes.

7. Restock all dispensers.

8. Wet mop with approved deodorizing solution.

9. Clean all shower stalls. (I added as its own line item as it seemed odd to me to place it as an add-on to Wet Mopping in #8)

STANDARD OFFICE LEASE - GROSS

INDEX

	PARAGRAPH	PAGE
BASIC LEASE PROVISIONS	1	1
PREMISES, PARKING AND COMMON AREAS	2	1
TERM	3	1
RENT	4	2
SECURITY DEPOSIT	5	3
USE	6	3
MAINTENANCE, REPAIRS, ALTERATIONS AND COMMON AREA SERVICES	7	3
INSURANCE; INDEMNITY	8	4
DAMAGE OR DESTRUCTION	9	4
REAL PROPERTY TAXES	10	5
UTILITIES	11	5
ASSIGNMENT AND SUBLETTING	12	6
DEFAULT; REMEDIES	13	6
CONDEMNATION	14	7
BROKER’S FEES	15	7
ESTOPPEL CERTIFICATE	16	7
LESSOR’S LIABILITY	17	8
SEVERABILITY	18	8
INTEREST ON PAST DUE OBLIGATIONS	19	8
TIME OF ESSENCE	20	8
ADDITIONAL RENT	21	8
INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS	22	8
NOTICES	23	8
WAIVERS	24	8
RECORDING	25	8
HOLDING OVER	26	8
CUMULATIVE REMEDIES	27	8
COVENANTS AND CONDITIONS	28	8
BINDING EFFECT; CHOICE OF LAW	29	8
SUBORDINATION	30	8
ATTORNEY’S FEE	31	8
LESSOR’S ACCESS	32	8
AUCTIONS	33	8
SIGNS	34	9
MERGER	35	9
CONSENTS	36	9
GUARANTOR	37	9
QUIET POSSESSION	38	9
OPTIONS	39	9
SECURITY MEASURES - LESSOR’S RESERVATIONS	40	9
EASEMENTS	41	9
PERFORMANCE UNDER PROTEST	42	9
AUTHORITY	43	10
CONFLICT	44	10
NO OFFER	45	10
LENDER MODIFICATION	46	10
MULTIPLE PARTIES	47	10
WORK LETTER	48	10
ATTACHMENTS	49	10